                                                                   Exhibit 10.20

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made as of the 22nd day of June, 1998, by and between OPEN BUSINESS SYSTEMS, INC., an Illinois corporation (hereinafter "Company"), and DAVID DURBIN, an individual currently residing in Chicago, Illinois (hereinafter "Executive").

                             W I T N E S S E T H:

      WHEREAS, on the date hereof, Osage Systems Group, Inc., a Delaware public company ("Osage") acquired the Company pursuant to the terms of a Stock Purchase Agreement dated June 22, 1998 (the "Stock Purchase Agreement");

      WHEREAS, Executive was a shareholder of the Company, and, pursuant to the Stock Purchase Agreement, agreed to sell his shares of the Company to Osage and Osage, by virtue of the closing that occurred on even date herewith, purchased the shares of the Executive in the Company;

      WHEREAS in connection with the Stock Purchase Agreement, Executive agreed to remain employed as an executive officer of the Company upon the terms and conditions herein contained.

      NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties contained within the Stock Purchase Agreement and in this Agreement, the parties hereto, do hereby agree as follows:

      1. Employment and Term.

            A. The Company hereby employs Executive and Executive hereby accepts employment by the Company as its Vice President-Business Development. Executive agrees to serve the Company in such capacity, subject to the terms and conditions of this Agreement, for a term, commencing on the date hereof and expiring three years from that date of this Agreement (the "Term").

      2. Duties.

            A. During the Term, Executive shall use his best efforts to perform all duties required in furtherance of his position, including without limitation all such duties as are customarily associated with such position or as are assigned to him from time to time by the Board of Directors of the Company, including, but not limited to, the specific description of Executive's anticipated duties that appears on Schedule A. Executive shall not be assigned duties inconsistent with those that appear above and on Schedule A; provided, however, that if the Board of Directors determines that Executive may best serve the Company in another professional capacity generally in keeping with Executive's education, training and abilities, Executive's duties may include such other duties, but without diminution to Executive's salary or benefits hereunder.

            B. Executive shall diligently and faithfully devote his entire business time, energy, skill, and best efforts to the performance of his duties under this Agreement. Executive shall conduct himself at all times so as to advance the best interests of the Company, and shall not undertake or engage in any other business activity or continue or assume any other business affiliations which conflict or interfere with the performance of his services hereunder without the prior written consent of the Board of Directors of the Company. Executive also agrees that he shall not usurp or misappropriate, either to himself, or to any other person or entity, any corporate or other opportunities that would otherwise be available to the Company.

      3. Compensation.

            A. The Company shall pay Executive and Executive shall accept, as his compensation for all services rendered to the Company pursuant hereto, an annual salary of $145,000, to be paid in accordance with the general payroll practices of the Company as from time to time in effect. Executive shall also be entitled, subject to the terms and conditions of particular plans and programs, to all fringe benefits generally afforded to other executives of Osage subsidiaries in the discretion of the Board of Directors, including, but not by way of limitation, the right to participate in any pension, retirement, major medical, group health, disability, accident and life insurance, and other employee benefit programs made generally available, from time to time, by the Company, to its subsidiaries. Said benefits shall, in general, be no less favorable than those provided to its executive employees immediately prior to the date hereof. Executive acknowledges that the compensation provided for herein is intended to include an automobile allowance. The Company shall not assume any responsibility, however, for insurance, maintenance or repair costs on any such automobile. If Executive drives his automobile in connection with any business matters on behalf of the Company, he shall be required to maintain insurance on his automobile with standard rated carriers at standard and customary policy coverage.

            B. During the term, the Company will pay for one individual country club membership, which may be utilized by any of the Company's executive officers, but the Company's responsibility shall extend to the payment of only one such individual membership.

      4. Vacations, Holidays, Sick Days.

            A. Executive shall receive three (3) weeks of paid vacation in each calendar year, to be taken at times which do not unreasonably interfere with the performance of the Employee's duties hereunder and in no event shall Executive schedule more than ten (10) consecutive business days of vacation during any three month period without the prior written consent of the Board of Directors. Vacation pay shall be non-cumulative and to the extent not taken shall not be compensated.

            B. Executive shall also be entitled to those holidays and compensated sick leave days as are allowed for by the policy of the Company.

      5. Termination.

            A. Executive's employment and rights to compensation hereunder shall terminate immediately if Executive voluntarily leaves the employment of the Company, except that the Company shall have the obligation to pay Executive such portion of his base salary and benefits provided for in Section 3 hereof as may be accrued but unpaid on the date Executive voluntarily leaves the employment of the Company. In the event that Executive voluntarily leaves the employment of the Company, he shall provide at least ninety (90) days' written notice.

            B. The Company may, upon written notice to Executive giving the reasons therefor, terminate Executive's employment and his rights to compensation hereunder for cause. As used herein, the term "cause" shall mean the following: (i) when the Company's results of operations produce "sales revenues" or "pre-tax net income" less than those amounts identified on Schedule B hereto, which is incorporated herein by this reference; (ii) conviction of Executive for any felony, fraud, embezzlement or crime of moral turpitude, except for such conduct relating to corporate activity to the extent that Executive would be entitled to be indemnified by the

Company for charges arising from such conduct; (iii) controlled substance abuse or drug addiction; alcoholism which interferes with or affects Executive's responsibilities to the Company or which reflects negatively upon the integrity or reputation of the Company; (iv) gross negligence or serious misconduct which is materially injurious to the Company after notice and a thirty (30) day opportunity to cure; (v) continuing willful failure to substantially perform employment duties after notice and a thirty (30) day opportunity to cure; or
(vi) any violation by the Executive of Sections 6 and 7 of this Agreement. If Executive is terminated for cause as provided above, Executive's employment and rights to compensation hereunder shall terminate immediately upon receipt of written notice, except that the Company shall have the obligation to pay Executive such portion of his base salary and fringe benefits as may be accrued but unpaid on the date his employment is terminated.

            C. If Executive's employment is terminated during the Term hereof for reasons other than those provided in Subsections 5.A. or 5.B., above, or if Executive resigns for Good Reason (as defined below), Executive shall be entitled to his regular compensation for the balance of the Term, consisting of:


            (1) payment of one hundred percent (100%) of Executive's monthly base salary payable at regular intervals in accordance with the Company's normal payroll practices; and

            (2) continuation of health insurance and fringe benefits as set forth herein through the remainder of the Term.

            During the period in which payments are made to Executive pursuant to this Section 5.C., the Agreement shall be deemed to remain effective for the purposes of Section 6 and Executive shall remain subject to the limitations identified in Section 6 hereafter as if the Term of the Agreement continued during such period.

            D. Executive may resign for "Good Reason" if (a) the Company breaches any material term or condition of this Agreement (after written notice to Company and expiry of a 30 day opportunity to cure) or (b) there shall have been a Change of Control Transaction (within the meaning of Section 5.15 of the Stock Purchase Agreement).

      6. Confidentiality and Related Matters.

            A. Acknowledgment of Nature and Value of Confidential Information:
Executive recognizes and acknowledges: (a) that in the course of Executive's employment by the Company it will be necessary for Executive to acquire, in a fiduciary capacity of trust, information which could include, in whole or in part, but is not limited to: information relative to the Company and "Osage" (which for the remainder of this Agreement shall be defined to include subsidiaries and affiliates of Osage) concerning rate schedules; rate quotations; the names, addresses, credit terms and nature of services provided by the vendors utilized by the Company and Osage; the names, addresses, credit terms and nature of services provided to customers of the Company and Osage; the identity of Osage's and the Company's suppliers, sales representatives, shippers or other entities with whom Executive has come into contact as a result of his employment with the Company, or which should otherwise come into his knowledge during the term of this Agreement; the salaries, skills, education or abilities of Osage's or the Company's employees; Osage's and the Company's sales, sales volume, sales methods and sales proposals; the identities of Osage's and the Company's customers and/or prospective customers; the identities of key purchasing personnel in the employ of customers and prospective customers;

the amounts and/or kinds of customers' purchases from Osage or the Company; Osage's or the Company's sources of information and supply; Osage's or the Company's computer programs, system documentation, special hardware or software, service or product hardware or software, and related software or hardware development; the Company's or Osage's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other information or materials relating to Osage's or the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) that the Confidential Information is the property of the Company and constitutes a major asset of the Company; (c) that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and would cause irreparable injury to the Company; and (d) that it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Executive neither disclose the Confidential Information to others nor use the Confidential Information to Executive's own advantage or to the advantage of others. Notwithstanding the above, the term "Confidential Information" shall not be deemed to include information that is otherwise generally publicly available (other than through disclosure by Executive) or information that Executive is required to disclose by virtue of law or court order.

            B. Acknowledgment of Necessity for Protections of Company's Business. Executive further recognizes and acknowledges that it is essential for the proper protection of the business of the Company, particularly in view of the recent acquisition of the Company by Osage, that Executive be restrained:
(a) from soliciting or inducing any employee of Osage or the Company to leave the employ of Osage or the Company; (b) from hiring or attempting to hire any employee of Osage or the Company; (c) from soliciting the trade of, or trading with, the customers or suppliers of Osage or the Company for any business purpose other than that of the Company; and (d) from competing against Osage or the Company for a reasonable period of time and within a reasonable geographic area following the termination or nonrenewal of Executive's employment with the Company, as more fully addressed in Section 6.F, 6.H and 6.I below; and Executive acknowledges that a breach of any of the provisions of
Section 6.F., below would cause irreparable injury to the Company.

            C. Work Made For Hire. Executive further recognizes and understands that Executive's duties at the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Executive shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. Sections
1 et seq. In the event of publication of such materials, Executive understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright.

            D. Non-Disclosure of Confidential Information. In recognition and consideration of the recent acquisition of the Company by Osage and Executive's employment, compensation and fringe benefits, the information which the Company will give Executive regarding the Company's or Osage's businesses, the Executive's introduction to the Company's or Osage's customers and prospective customers made in the course of Executive's employment with the Company, and the carefully-guarded methods of doing business which the Company and Osage utilize and deem crucial to the successful operation of their businesses, Executive agrees to hold and safeguard the Confidential Information in trust and in a fiduciary capacity for the

Company, its successors and assigns. Executive expressly agrees that he shall not, without the prior written consent of the Company's Board of Directors, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, except as required by the Company in the performance of Executive's duties to the Company, either during Executive's employment with the Company or subsequent to the termination or nonrenewal of such employment with the Company, for any reason, including without limitation termination by the Company for cause or without cause, any of the Confidential Information, whether or not developed by Executive.

            E. Disclosure of Works and Inventions/Assignment of Patents. In consideration of the promises set forth herein, Executive agrees to disclose promptly to the Company, or to such person whom the Company may expressly designate for this specific purpose (its "Designee"), any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business or activities of the Company or Osage, and Executive hereby assigns and agrees to assign all of Executive's interest in the foregoing to the Company or to its Designee. Executive agrees that, whenever he is requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination or nonrenewal of Executive's employment with respect to any works, inventions, discoveries and/or improvements that are authored, conceived of, or made by Executive during the period of Executive's employment, and shall be binding upon Executive's successors, assigns, executors, heirs, administrators or other legal representatives.

            F. Covenant Not To Compete. Executive covenants and agrees that, for and in consideration of the compensation received hereunder and the purchase price received under the Stock Purchase Agreement, the sufficiency and receipt of which is hereby acknowledged, during the period of Executive's employment hereunder and the period during which payments are made pursuant to Section 5.C. hereof, and then for a period of twelve (12) months following termination or nonrenewal or the date of the last payment under Section 5.C, whichever is later, Executive shall not, within a 75 mile radius of any of the places of business of the Company or Osage (however, in the case of Osage, such covenant would only apply with respect to any office of Osage for which Executive has been involved in any significant manner) engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For purposes of this Agreement, the term "shareholder" shall exclude any interest owned by Executive in a public company to the extent the Executive owns less than five percent (5%) of any such company's outstanding common stock or has an investment in such company of less than $150,000. For the further purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that is engaged in a business that directly competes with, or is engaged in, one or more of the same lines of business as the Company or Osage (however, in the case of Osage, the term "Competing Business" shall only apply as to lines of business engaged in by offices for which Executive has between involved in any significant manner) at the time of such termination or nonrenewal.

            G. Executive's Abilities. Executive represents that Executive's experience and capabilities, and the limited provisions of the immediately-preceding Section 6.F, are such that he will not be prevented from earning his livelihood in businesses similar to the Company, other than the "Competing Business," as specifically defined in the immediately preceding
Section 6.F. Executive acknowledges that there are a significant number of businesses for which his qualifications and experience would render him qualified for employment that are either outside of the 75 mile radius referred to in Section 6.F. or that are within the 75 mile radius referred to in Section 6.F. that do not constitute a "Competing Business" such that his ability to become employed after the termination or nonrenewal of this Agreement would not be impaired.

            H. Non-Solicitation of Customers and Suppliers. Executive agrees that during the course of his employment with the Company and the period during which payments are made pursuant to Section 5.C. hereof, and then for a period of months following termination or nonrenewal or the date of the last payment under Section 5.C, whichever is later, he shall not, directly or indirectly, solicit, service, trade with or sell to any customer or supplier with whom the Company or Osage has transacted any business within the past eighteen (18) months, or any active prospective customer or supplier of the Company or Osage for any business purpose that competes with the business being undertaken by Osage or the Company.

            I. Non-Solicitation of Employees. Executive agrees that, during his employment with the Company and the period during which any payments are made pursuant to Section 5.C hereof, and then for a period of eighteen (18) months following the termination or nonrenewal or the last date of the last payment under Section 5.C, whichever is later, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company or Osage to leave the Company or Osage for any reason whatsoever, or assist or participate in the hiring of any employee of the Company or Osage to work for another entity.

            J. No Prior Agreements. Executive represents and warrants that Executive is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect Executive's ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in this Section 6. Executive further represents and warrants that his employment with the Company will not under any circumstances require him to disclose or use any confidential information belonging to prior employers or other persons or entities, or to engage in any conduct which may potentially interfere with the contractual, statutory or common-law rights of such other employers, persons or entities. In the event that Executive knows or learns of any facts whatsoever which suggest that such interference might arguably occur as the result of any proposed actions by either Executive or the Company, Executive expressly promises that he will immediately bring such facts to the Company's attention.

            K. Remedies. In the event of a breach by Executive of any of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges and agrees that money damages for any breach by him of any of the provisions of this Agreement may be inadequate to compensate the Company for the injuries it may suffer as the result of any such breach, and accordingly that the Company shall be entitled to injunctive relief against Executive, in addition to money damages, in the event of any such breach by Executive.

            L. Review by Counsel. Executive expressly acknowledges and represents that Executive has been given a full and fair opportunity to review this Agreement with an attorney of Executive's choice, and that Executive has satisfied himself, with or without consulting with counsel, that the terms and provisions of this Agreement, specifically including, but not limited to, the restrictive covenant and related provisions of Section 6 hereof, are reasonable and enforceable.

            M. Return of Materials. Upon the termination or nonrenewal of Executive's employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, or at any time upon demand, Executive shall promptly deliver to the Company all Company property and materials, including without limitation all documents or other materials constituting, containing, referencing or relating to the "Confidential Information" referred to in this Section 6, and any other Company property of any nature whatsoever, including without limitation correspondence, computer disks or other electronically-stored information, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers, or concerning services, products or processes provided by or to, or used by, the Company.

            N. Company-Created Materials. All material that may be furnished to the Executive, together with literature, rate schedules, customer lists, forms, filing systems and any other property, documents or other materials furnished or made available by the Company to the

Executive, shall be and remain the property of the Company, and shall be returned by the Executive to the Company upon any termination or nonrenewal of employment or at any time upon demand.

            O. Executive-Created Materials. All material created by the Executive during the term of his employment with the Company which is incidental to or related in any way to the Executive's employment, or to the Company's business, shall be the property of the Company, and shall be delivered to the Company upon any termination or nonrenewal of Executive's employment or at any time upon demand.

            P. Definitions. For purposes of this Section 6, the term, "material(s)" shall include, but shall not be limited to, data stored in computers, voicemail or any other electronic, magnetic, or mechanical storage device, any passwords, codes or keys required to access all or any portion of such material, and the "Confidential Information" referred to in Section 6.A. hereof.

      7. Conflict of Interest.

            Executive covenants that, during the Term, he will disclose to the Company, in writing, any and all interests he may have, whether for profit or compensation or not, in any venture or activity which could potentially interfere with his ability to perform under this Agreement or create a conflict of interest for him with the Company. For purposes of this paragraph 7 only, "conflict of interest" shall mean ownership of greater than five percent (5%) of, or an ownership interest with a value in excess of $150,000 in another company which conducts business similar to that undertaken by the Company.

      8. Notices.

            All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:

               A. If to Executive, to:

                  David Durbin
                  5308 Velvetbent Court
                  Naperville, Illinois  60564

                  with a copy to:

                        Levenfeld, Eisenberg, Janger & Glassberg
                        33 West Monroe Street, 21st Floor
                        Chicago, Illinois 60603-5448
                        Attn: Michael J. Tuchman, Esquire

               B. If to Osage, to:

                  Osage Systems Group, Inc.
                  1661 East Camelback Road, Suite 245
                  Phoenix, AZ 85016
                  Attn:  Mr. Jack Leadbeater

                  with a copy to:

                        Buchanan Ingersoll Professional Corporation
                        11 Penn Center, 14th Floor
                        1835 Market Street
                        Philadelphia, Pa. 19103
                        Attn: Stephen M. Cohen, Esquire

      9.    Basic Indemnification.

            Company shall indemnify and defend Executive and his heirs, executors and administrators against any costs or expense (including reasonable attorneys' fees and amounts paid in settlement, if such settlement is approved by the Company), fine, penalty, judgment and liability reasonably incurred by or imposed upon Executive in connection with any action, suit or proceeding, civil or criminal, to which Executive may be made a party or with which Executive shall be threatened, by reason of Executive's being or having been an officer, director or employee, unless with respect to such matter Executive shall have been adjudicated in any proceeding not to have acted in good faith or in the reasonable belief that the action was in the best interests of the Company, or unless such indemnification is precluded by law, public policy, or if such indemnification is being sought as a result of actions of Executive which were either: (i) grossly negligent;
(ii) reflective of Executive misconduct; (iii) in violation of rules, regulations or laws applicable to the Company; or (iv) in disregard of Company policies.

      10. Additional Provisions.

            A. This Agreement, including without limitation its confidentiality, restrictive covenant and related provisions, shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Executive, his heirs, executors, administrators and legal representatives, subject to the provisions of Section 10.F. hereof, which expressly prohibits the assignment or delegation of any of Executive's personal rights or obligations hereunder.

            B. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be modified orally. This Agreement supersedes all prior and contemporaneously-made written or oral agreements between the parties relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless set forth in a writing that specifically states that it is intended to be a modification of this Agreement and that is signed by the President of the Company.

            C. If any provision(s) of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting, and any invalid or unenforceable provision(s) shall be deemed modified to the least extent possible so as to make them valid and enforceable and so as to give the maximum effect allowable by law to the parties' original intent as expressed by the terms hereof.

            D. No failure on the part of the Company to exercise, and no delay by the Company in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, power or remedy hereunder, preclude any other or further exercise thereof, or the exercise of any other right, power or remedy by the Company.

            E. "Person" as used herein shall mean a natural person, joint venture, corporation, partnership, trust, estate, sole proprietorship, governmental agency or authority or other juridical entity.

            F. This is a personal services contract and the rights and obligations set forth herein may not be assigned or delegated by Executive, except as otherwise specifically provided in this Agreement with respect to benefits payable upon Executive's disability or death, without the express, written consent of the Company.

            G. The headings of the several sections of this Agreement have been inserted for convenience of reference only and shall in no way be used to restrict, modify, or explain any of the terms or provisions hereof.

            H. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, without regard to its, or any other sovereignty's, conflicts of laws principles. The parties agree that any claims brought pursuant to this Agreement shall be brought in a court of competent jurisdiction located in Cook County, Illinois.

            I. Tolling Period. The non-competition, non-disclosure and non-solicitation obligations contained in Section 6 of this Agreement shall be extended by the length of time during which Executive shall have been in breach of any of the provisions of such Section 6, regardless of whether the Company knew or should have known of such breach.

            J. Construction. This Agreement shall be construed according to the plain meaning of its terms, and not strictly for or against either party hereto.


            K. Counterparts. This Agreement may be executed in counterparts, and the counterparts, taken together, shall constitute the entire Agreement. The Agreement may further be executed by facsimile transmission, and the facsimile signatures may be deemed original signatures for all purposes, including for purposes of the Best Evidence Rule and all other rules or doctrines of similar effect.

            L. Fees. In any dispute concerning this Agreement, the non-prevailing party shall also be liable to pay the prevailing party's reasonable attorney's fees and other costs of enforcement hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

      IMPORTANT NOTICE: THIS AGREEMENT RESTRICTS EXECUTIVE'S RIGHTS TO OBTAIN OTHER EMPLOYMENT FOLLOWING HIS EMPLOYMENT WITH THE COMPANY. BY SIGNING IT, EXECUTIVE ACKNOWLEDGES THIS FACT, AND FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO READ THE AGREEMENT CAREFULLY, AND/OR TO CONSULT WITH COUNSEL OF HIS CHOICE CONCERNING THE LEGAL EFFECTS OF SIGNING THE AGREEMENT, PRIOR TO SIGNING IT.

OPEN BUSINESS SYSTEMS, INC.

By: /s/ Jack R. Leadbeater                Dated:   6-22-98
   --------------------------------             ------------------------------
   Authorized Executive Officer

DAVID DURBIN

By: /s/ David Durbin                      Dated:   6-22-98
   --------------------------------             ------------------------------
   David Durbin, as Executive

WITNESS:                                  OSAGE SYSTEMS GROUP, INC.*

    /s/ Russell Shapiro                   BY: /s/ Jack R. Leadbeater
-----------------------------------          ----------------------------
                                             Authorized Executive Officer


                                          *For the limited purpose of
                                          guarantying the Company's full and
                                          faithful performance of the
                                          Employment Agreement

                                          Dated:   6-22-98
                                                ------------------------------

                                  SCHEDULE "A"

                                  David Durbin
                                 Job Description

                                Effective 6/22/98

1)    Responsible for business development of the consulting practice.

2) Responsible for finding and implementing consulting opportunities for OBS. Working with customers and OBS/Osage sales staff to help customers identify areas within their organizations that would benefit from a newly developed software and/or Java architecture. Identify projects and sell the customer on engaging OBS to do consulting.

3) Participate in the process for defining the strategic directions of the OBS consulting practice, business development opportunities and Java opportunities.

                                  SCHEDULE "B"

1) During the first year following the commencement of employment (the "Commencement Date"), the Company shall have generated "sales revenues" for such year of less than $10 million or shall have failed to generate during any period of two (2) consecutive quarters, positive "pre-tax net income."

2) During the second year following the Commencement Date, the Company shall have generated "sales revenues" for such year of less than $12 million or shall have failed to generate during any period of two (2) consecutive quarters, "pre-tax net income" of at least $200,000.

3) During the third year following the Commencement Date, the Company shall have generated "sales revenues" for such year of less than $14 million or shall have failed to generate during any period of two (2) consecutive quarters, "pre-tax net income" of at least $400,000.

      For the purposes hereof, the terms "sales revenues" and "pre-tax net income" shall have the meanings ascribed thereto in paragraphs 1.3(d) and (e), respectively of the Stock Purchase Agreement.